Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

April 28, 2016

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:	Frank de Rooij

Assistant Treasurer

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-194059) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

2.125% Notes due 2023 (the “2023 Notes”) and 4.250% Notes due 2044 (the “2044 Notes” and, together with the 2023 Notes, the “Notes”).

Principal Amount:

In the case of the 2023 Notes, $500,000,000.

In the case of the 2044 Notes, $500,000,000.

The 2044 Notes constitute a further issuance of, and will be consolidated and form a single series with, the $750,000,000 aggregate principal amount of 4.250% Notes due 2044 issued by the Company on November 10, 2014.

Interest Rate:

In the case of the 2023 Notes, 2.125% per annum, from May 10, 2016, payable semi-annually in arrears on May 10 and November 10, commencing November 10, 2016, to holders of record on the preceding April 26 or October 26, as the case may be.

In the case of the 2044 Notes, 4.250% per annum, from May 10, 2016, payable semi-annually in arrears on May 10 and November 10, commencing November 10, 2016, to holders of record on the preceding April 26 or October 26, as the case may be.

Maturity:

In the case of the 2023 Notes, May 10, 2023.

In the case of the 2044 Notes, November 10, 2044.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, or DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, or their respective designated custodian, as the case may be, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Conversion Provisions:

None.

Optional Redemption:

Prior to the date that is two months prior to maturity, the Company may redeem the 2023 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is two months prior to maturity, the Company may redeem the 2023 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

Application shall be made by the Company to list the Notes on the New York Stock Exchange.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay additional amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2023 Notes, 98.652% of the principal amount of the 2023 Notes.

In the case of the 2044 Notes, 106.027% of the principal amount of the 2044 Notes.

Expected Reoffering Price:

In the case of the 2023 Notes, 99.002% of the principal amount of the 2023 Notes.

In the case of the 2044 Notes, 106.777% of the principal amount of the 2044 Notes.

Names and Addresses of the Representatives of the Several Underwriters:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States

Attn.: Syndicate Registration (Fax: (646) 834-8133)

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States

Attention: General Counsel (Fax: (646) 291-1469)

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

United States

Attention: Transaction Management Group (Fax: (212) 525-0238)

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

Attention: High Grade Syndicate Desk (Fax: (212) 834-6180)

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

United States

Attention: Debt Capital Markets (Fax: (212) 407-0930)

Société Générale

10 Bishops Square

London E1 6EG

United Kingdom

Attention: Syndicate Desk GLFI/SYN/CAP/BND (Fax: +44 20 7702 3492)

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1.     For purposes of the Underwriting Agreement, the “Applicable Time” is 4:45 p.m. (New York City time) on the date of this Terms Agreement.

2.     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, seventh, ninth, eleventh and twelfth paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

3.     The following selling restrictions apply to the offer and sale of the Notes:

(a)     Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b)     Each Underwriter hereby severally represents and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter hereby severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Prospectus to the public in that Relevant Member State other than:

(1)     to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)     to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Company for any such offer; or

(3)     in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC, as amended, and includes any relevant implementing measure in the Relevant Member State.

(c)     Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d)     Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(e)     Each Underwriter hereby severally represents and agrees that it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (2) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f)     Each Underwriter hereby severally represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan.

(g)     Each Underwriter hereby severally represents and agrees that it has offered or sold and will offer or sell the Notes only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions and Ongoing Registrant Obligations; any resale of the Notes will be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws; and pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering of the Notes.

The Closing will take place at 9:00 a.m., New York City time, on May 10, 2016, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ BARBARA MARINIELLO
Name: Barbara Mariniello
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ BRIAN D. BEDNARSKI
Name: Brian D. Bednarski
Title: Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ LUIZ LANFREDI
Name: Luiz Lanfredi
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ MARIA SRAMEK
Name: Maria Sramek
Title: Executive Director

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ RYAN GRADY
Name: Ryan Grady
Title: Managing Director

By:	/s/ RICHARD ZOBKIW
Name: Richard Zobkiw
Title: Sr. Vice President

SOCIĒTĒ GĒNĒRALE

By:	/s/ DEMETRIO SALORIO
Name: Demetrio Salorio
Title: Global Head of Debt Capital Markets

[Signature Page to Terms Agreement]

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ FRANK DE ROOIJ
Name: Frank de Rooij
Title: Assistant Treasurer

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

Underwriter	2023 Notes	2044 Notes
Barclays Capital Inc.	$77,500,000	$77,500,000
Citigroup Global Markets Inc.	77,500,000	77,500,000
HSBC Securities (USA) Inc.	77,500,000	77,500,000
J.P. Morgan Securities LLC	77,500,000	77,500,000
Santander Investment Securities Inc.	77,500,000	77,500,000
Société Générale	77,500,000	77,500,000
BBVA Securities Inc.	17,500,000	17,500,000
UBS Securities LLC	17,500,000	17,500,000

Total	$500,000,000	$500,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-194059

FINAL TERM SHEET

Philip Morris International Inc.

Dated April 28, 2016

2.125% Notes due 2023

4.250% Notes due 2044

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	2.125% Notes due May 10, 2023 (the “2023 Notes”) 4.250% Notes due November 10, 2044 (the “2044 Notes”)

Aggregate Principal Amount:

2023 Notes: $500,000,000

2044 Notes: $500,000,000

The 2044 Notes constitute a further issuance of, and will be consolidated and form a single series with, the $750,000,000 aggregate principal amount of 4.250% Notes due 2044 issued by the Company on November 10, 2014.

Maturity Date:	2023 Notes: May 10, 2023 2044 Notes: November 10, 2044

Coupon:	2023 Notes: 2.125% 2044 Notes: 4.250%

Interest Payment Dates:	2023 Notes: Semi-annually on each May 10 and November 10, commencing November 10, 2016 2044 Notes: Semi-annually on each May 10 and November 10, commencing November 10, 2016

Price to Public:	2023 Notes: 99.002% of principal amount 2044 Notes: 106.777% of principal amount

Underwriting Discount:	2023 Notes: 0.350% 2044 Notes: 0.750%

Net Proceeds:	2023 Notes: $493,260,000 (before expenses) 2044 Notes: $530,135,000 (before expenses)

Benchmark Treasury:	2023 Notes: 1.500% due March 31, 2023 2044 Notes: 3.000% due November 15, 2045

Benchmark Treasury Price/Yield:	2023 Notes: 99-11 / 1.600% 2044 Notes: 106-18+/ 2.676%

Spread to Benchmark Treasury:	2023 Notes: +68 basis points 2044 Notes: +118 basis points

Yield to Maturity:	2023 Notes: 2.280% 2044 Notes: 3.856%

Optional Redemption:	2023 Notes: Prior to March 10, 2023: Make-whole redemption at Treasury plus 10 bps On or after March 10, 2023: Redemption at par

Settlement Date (T+8):	May 10, 2016

CUSIP/ISIN:	2023 Notes: 2044 Notes:	CUSIP Number: 718172 BU2 ISIN Number: US718172BU28 CUSIP Number: 718172 BL2 ISIN Number: US718172BL29

Listing:	Application will be made to list the 2023 Notes and the additional 2044 Notes on the New York Stock Exchange
Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC Santander Investment Securities Inc. Société Générale
Joint Co-Managers:	BBVA Securities Inc. UBS Securities LLC

Allocations:	2023 Notes	2044 Notes
Barclays Capital Inc.	$77,500,000	$77,500,000
Citigroup Global Markets Inc.	77,500,000	77,500,000
HSBC Securities (USA) Inc.	77,500,000	77,500,000
J.P. Morgan Securities LLC	77,500,000	77,500,000
Santander Investment Securities Inc.	77,500,000	77,500,000
Société Générale	77,500,000	77,500,000
BBVA Securities Inc.	17,500,000	17,500,000
UBS Securities LLC	17,500,000	17,500,000

Total	$500,000,000	$500,000,000

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-800-831-9146, HSBC Securities (USA) Inc. toll free at 1-866-811-8049 and J.P. Morgan Securities LLC collect at 1-212-834-4533.